EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below.  The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Fl., Los Angeles, CA 90071.

Name of Designated Filer: Oaktree Capital Group Holdings GP, LLC

Date of Event Requiring Statement:  December 5, 2016

Issuer Name and Ticker or Trading Symbol:  First BanCorp. [FBP]

OAKTREE FUND GP, LLC

By:	Oaktree Fund GP I, L.P., its managing member

By:	/s/ Jamie Toothman
	Name:	Jamie Toothman
	Title:	Authorized Signatory

OAKTREE FUND GP I, L.P.

By:	/s/ Jamie Toothman
	Name:	Jamie Toothman
	Title:	Authorized Signatory

OAKTREE CAPITAL I, L.P.

By:	/s/ Jamie Toothman
	Name:	Jamie Toothman
	Title:	Authorized Signatory

OCM HOLDINGS I, LLC

By:	/s/ Jamie Toothman
	Name:	Jamie Toothman
	Title:	Vice President

OAKTREE HOLDINGS, LLC

By:	/s/ Jamie Toothman
	Name:	Jamie Toothman
	Title:	Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Jamie Toothman
	Name:	Jamie Toothman
	Title:	Vice President

OAKTREE CAPITAL GROUP HOLDINGS, L.P.

By:	Oaktree Capital Group Holdings GP, LLC,
its General Partner

By:	/s/ Jamie Toothman
	Name:	Jamie Toothman
	Title:	Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Jamie Toothman
	Name:	Jamie Toothman
	Title:	Vice President

OCM FIE, LLC

By:	/s/ Jamie Toothman
	Name:	Jamie Toothman
	Title:	Authorized Signatory